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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                   -------------

                                      FORM 8-K


                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  FEBRUARY 5, 1999
                                                 -------------------------------


                                     GALAGEN INC.
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                (Exact name of registrant as specified in its charter)



            DELAWARE                     0-27976                 41-1719104
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  (State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                    Identification No.)



           1275 RED FOX ROAD
               M-S 7420
        ARDEN HILLS, MINNESOTA                                      55112
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    (Address of principal executive                               (Zip Code)
               offices)


Registrant's telephone number, including area code  (651) 634-4230
                                                   -----------------------------


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ITEM 2.   OTHER EVENTS

          From time to time the Company may report through its press releases and/or Securities and Exchange Commission filings, certain matters that would be characterized as forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Certain of these risks and uncertainties are beyond management's control. Such risks and uncertainties may include, among other things, the following items. (As used herein, "we," "us" and "our" refer to GalaGen Inc.)

                                    RISK FACTORS

     We are a nutritional products company whose mission is to become the leading presence in foods, beverages and dietary supplements that help enhance the immune system. To accomplish this mission, we are focusing our efforts on channels that demand immune-enhancing benefits in certain segments of the consumer food and beverage product markets and in certain segments of the critical care nutrition products markets for patients who do not metabolize food well. A critical factor for our success is our immune-enhancing ingredient, which is derived from colostrum, the highly nutritious first milk from a dairy cow, and which has been branded Proventra-TM- Brand Natural Immune Components ("Proventra").

GENERAL

     WORKING CAPITAL AND CAPITAL REQUIREMENTS

     Our anticipated cash requirements for working capital depend on numerous factors. These factors include:

- our spending on marketing activities, including clinical marketing trials for certain products acquired from NM Holdings, Inc. (formerly known as Nutrition Medical, Inc.) ("NMI");
- our progress in securing strategic alliances;
- the willingness and ability of our partners in strategic alliances to provide funding for product development and marketing;
- our spending on product development programs;
- the rate of technological advances in the production of our products;
- our spending on developing manufacturing capabilities; and
- the status of competitive products.

     Our long-term ability to continue funding our planned operations beyond the first quarter of 2000 depends on our ability to obtain additional funds through:

- product revenues;
- equity or debt financing;
- strategic alliances;
- license agreements; or
- other financing sources.


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     A lack of adequate funding could eventually result in our insolvency or bankruptcy. At a minimum, if adequate funds are not available, we may be required to delay or to eliminate expenditures for certain of our product development efforts or to license to third parties the rights to commercialize products or technologies that we would otherwise seek to develop ourselves. Because of our significant long-term capital requirements, we may seek to raise funds when conditions are favorable, even if we do not have an immediate need for such additional capital at such time. If we have not raised funds prior to when our needs for funding become immediate, we may be forced to raise funds when conditions are unfavorable, which could result in significant dilution of our current stockholders.

     LOSS OF NASDAQ NATIONAL MARKET LISTING

     Our Common Stock is currently listed on the Nasdaq National Market. On August 22, 1997, the Securities and Exchange Commission (the "SEC") approved a number of proposed changes to the Nasdaq listing requirements that became effective February 22, 1998. Under these requirements, a company with a security listed on the Nasdaq National Market must meet certain quantitative maintenance criteria for continued listing of the security. Under "Maintenance Standard 1" for the Nasdaq National Market, which is the maintenance standard most applicable to our Common Stock, each of the following conditions must be maintained:

- our Common Stock must have a minimum bid price of $1 per share;
- our Common Stock must have a public float of 750,000 shares;
- the market value of the public float of our Common Stock must be over $5 million;
- we must have net tangible assets of over $4 million
- there must be a minimum of 400 round lot holders of our Common Stock; and
- there must be at least two market makers in our Common Stock.

     As of December 31, 1998, all of the requirements for continued listing of our Common Stock on the Nasdaq National Market were being met. Failure to maintain the continued listing requirements, or to file a plan acceptable to Nasdaq for meeting those requirements, may result in the removal of our Common Stock from listing on the Nasdaq National Market. If, trading privileges in our Common Stock on the Nasdaq National Market were terminated, we would be required to demonstrate compliance with the applicable requirements for initial inclusion of a security on the Nasdaq National Market before our Common Stock would be listed again on that exchange. The requirements for initial inclusion are more stringent than those for continued listing. We cannot be sure that our Common Stock will continue to be listed on the Nasdaq National Market. If we anticipate that our Common Stock will not qualify for continued listing on the Nasdaq National Market, we would apply to have its listing transferred to the Nasdaq Small Cap Market. If the listing of our Common Stock is transferred from the Nasdaq National Market to the Nasdaq Small


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Cap Market it may be more difficult for broker-dealers to sell our Common Stock.
If our Common Stock is removed from listing on the Nasdaq National Market, owners of shares of our Common Stock may have difficulty in selling such shares in the future. Additionally if our Common Stock is removed from listing on the Nasdaq National Market, it may become more difficult for us to raise funds though the sale of Common Stock or securities convertible into Common Stock.

     PRODUCT LIABILITY AND INSURANCE RISKS

     Our business involves exposure to potential product liability risks that are inherent in the production, manufacture and distribution of consumer and clinical food products that are designed to be ingested. We maintain a general insurance policy that includes coverage for product liability claims up to an aggregate amount of $2 million. We cannot be sure, however, that we will be able to maintain such insurance on acceptable terms, that we will be able to secure increased coverage as the commercialization of our products increases or that any insurance will provide adequate protection against potential liabilities.
We are not currently a named defendant in any product liability lawsuit. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding our insurance coverage could have a material adverse effect on our business and financial condition.


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     RELIABILITY OF MARKET DATA

     We have obtained market and related data, which we may refer to from time to time in our press releases or filings with the SEC, from Frost & Sullivan, a competitive-market analysis firm. We have not independently verified the accuracy of such information, and, in any event, the methodology typically used in compiling market and related data means that such data is subject to inherent uncertainties and estimations. As a result, we cannot be sure as to the accuracy or completeness of such information. If we rely on inaccurate market information, the result could have a material adverse effect on our business and financial condition.

     ADEQUATE PROVENTRA PRODUCTION

     We believe that our current manufacturing facility will meet the anticipated requirements for the production of Proventra for use in consumer and clinical nutritional products through the year 2000. Further, we believe that contract manufacturers would be available to increase our Proventra production capacity quickly, if required. However, given our limited experience in manufacturing Proventra, we cannot be sure that we will be successful in producing acceptable Proventra on a commercial scale and at acceptable costs in our pilot plant facility. Our Proventra will be regulated by the Minnesota Department of Agriculture under the appropriate license. Our inability to adequately produce Proventra could have a material adverse effect on our business and financial condition.

     SUCCESSFUL COLLABORATIONS

     We anticipate that products containing Proventra will be introduced into certain markets in the last half of 1999 through certain collaborations we have established with other companies. Whether such products are introduced to test market on schedule depends on our ability and our collaborators' ability to accomplish the following:

- successfully finalize market research;
- successfully finalize product development;
- establish product manufacturing;
- initiate marketing, sales and distribution activities related to such product; and
- provide the funding necessary to accomplish such activities.


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     Our or our collaborators' inability to bring certain products to market in 1999 could have a material adverse effect on our business and financial condition.

     PRODUCT DEVELOPMENT COSTS AND TARGET CUSTOMERS

     The amount of time it will take us, in conjunction with a strategic partner, to develop consumer and clinical nutrition products and the associated costs of such product development depends on, among other things, results of our market research for consumer and clinical products and on our discussions with certain end users or purchasers of the potential products. Such market research and discussions may give us indications of potential customers, what types of products they may desire and what clinical information is necessary for effective marketing and sales. Our or our partner's inability to obtain accurate marketing data, or to develop a product responsive to the needs identified by such data, could have a material adverse effect on our business and financial condition.

FUNCTIONAL FOOD AND NUTRACEUTICAL PRODUCTS

     FAVORABLE PUBLIC PERCEPTION

     We are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on our business and financial condition, regardless of whether such reports are scientifically supported and regardless of whether the alleged harmful effects would be present at the dosages recommended for such products.

     INGREDIENT RISKS

     Some of our products may contain innovative ingredients or combinations of ingredients that do not have a long history of human consumption. While we believe all of our products are safe when taken as we direct, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although we perform research and/or tests the formulation and production of our products, we will sponsor only limited clinical studies or rely on other outside published data. If certain of our innovative ingredients produce unwanted effects, we could be exposed to product liability claims and lose consumer confidence, which could have a material adverse effect on our business and financial condition.

     COMPETITION IN NUTRITIONAL PRODUCTS MARKET

     The nutritional products market is highly competitive with many large nationally known manufacturers and many smaller manufacturers and marketers of nutritional products. We currently know of no other company that is developing or marketing a nutritional food or beverage product that incorporates Proventra technology combined with active cultures and other ingredients. Potential competitors, however, could be larger than we are, have greater access to capital than we do and may be better able to withstand volatile market conditions than we are. Moreover, because the nutritional products industry generally has low barriers to entry, additional competitors could enter the market at any time. Although the nutritional products industry to date has been characterized by many relatively small participants, national or international companies (which may include pharmaceutical companies or other suppliers to mass merchandisers) may seek to enter or to increase their presence in or to consolidate this industry. Increased competition in the industry could have a material adverse effect on our business and financial condition.

CRITICAL CARE NUTRITION PRODUCTS

     INCREASED SALES VOLUME

     On December 23, 1998, we acquired certain critical care nutrition products from NMI. The products purchased from NMI had annualized sales of approximately $1.1 million at the time of the acquisition. Our ability to increase sales levels of the acquired critical care enteral nutrition products depends on our ability to successfully complete certain clinical marketing studies and the ability of the sales and marketing group we hired from NMI to effectively execute its operating sales and marketing plans. We may be materially adversely affected if we do not complete certain clinical marketing studies or if the sales and marketing personnel do not effectively execute their operating plans.

     PRODUCT ACCEPTANCE AND PRICING

     Our products, with the exception of Glutasorb-TM-, are designed to be substantially equivalent to existing branded competitive products. Although we believe that the quality and efficacy of our critical care nutrition products are comparable to branded competitive products, no independent comparison between our critical care nutrition products and competitive products has been completed. We cannot be sure that the efficacy or quality of our critical care nutrition products is, or will be, comparable to branded competitive products. Furthermore, our name and our products are relatively unknown to large segments of our target markets. We cannot be sure that our marketing efforts will achieve sufficient name recognition of our company and of our critical care nutrition products to significantly enhance revenues, which could have a material adverse effect on our business and financial condition.

     The principal advantage of our critical care nutrition products, with the exception of Glutasorb, is cost effectiveness. Because these products were recently acquired, we have not experienced any competitor lowering its prices to offset any price advantage we may have. We are aware that


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while the products were owned by NMI, at least one competitor in the critical care nutrition products market lowered prices to various customers of certain branded products to levels that offset all or part of the price advantage held by NMI. We believe that any selective price reductions by a competitor may result in indeterminable lost sales of our competing products. Because much of our marketing strategy is focused on the price advantage of our critical care nutrition products, if a competitor selling competitive products reduces or eliminates the price advantage of our products, we cannot be sure that we will be able to compete successfully with such a competitor or operate profitably under such conditions, which could have a material adverse effect on our business and financial condition.

     DEPENDENCE ON CONTRACT MANUFACTURERS

     We engage contract manufacturers to produce our critical care nutrition products according to our specifications. We rely on these manufacturers to comply with all applicable government regulations and manufacturing guidelines. We cannot be sure that contract manufacturers will consistently supply adequate quantities of our products on a timely basis, that such manufacturers will consistently comply with government regulations or that the quality of such products will be consistently maintained. In the event of a sale of a defective product, we would be exposed to product liability claims and could lose customer confidence. In addition, minimum quantity order requirements imposed by manufacturers may result in excess inventory levels, requiring additional working capital and increasing exposure to losses from inventory obsolescence. Although we believe we could find alternative manufacturers for our products, any interruption in supply of any of our products could have a material adverse effect on our business and financial condition.

     CUSTOMER CONCENTRATION

     Although our experience with our customer base is limited, our critical care nutrition product sales may become concentrated with a few large distributors and certain customers. We cannot be sure that orders from such customers will continue or that our future orders will not significantly decline, which could have a material adverse effect on our business and financial condition.

     LITIGATION INVOLVING COMPETITORS

     Companies in the private label industry are commonly the subject of claims and lawsuits brought by brand name competitors alleging that on of the private label products have formulas, labeling or packaging similar to competing brand name products. Certain of the critical care nutrition products we acquired from NMI were the subject of a lawsuit alleging patent infringement. The suit was favorably resolved before we acquired the products. Similar claims may be made against us by competitors in the future. Competitors may also respond to our marketing strategy by more aggressively seeking patents on their products to limit our future product development efforts. If similar allegations are made against us in the future, some of our current and


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future products may need to be reformulated or repackaged in order for us to continue to market products that are comparable to competitors' patented products. While we believe that reformulation of our products is generally possible, we may be unable to effectively reformulate certain of our products. We cannot be sure that a reformulated product would be deemed by customers to be essentially equivalent to the patented product. Moreover, we cannot be sure that any future lawsuits could be satisfactorily settled by reformulating, relabeling or repackaging a product. Such litigation may require the commitment of substantial management time and legal fees. Accordingly, such litigation may have a material adverse effect on our business and financial condition.

     COMPETITION

     Our competitors in the critical care nutrition products market are established companies that sell branded products that have achieved a high level of customer awareness. Although we believe we are the only company currently offering cost effective alternatives to the established brands, other companies may enter this market. If a larger company with significant financial resources were to compete directly with us in particular market segments, we cannot be sure that we would be able to compete successfully or operate profitably, which could have a material adverse effect on our business and financial condition.

     TRADEMARKS

We are in the process of registering existing trademarks, for the products acquired from NMI, with the United States Patent & Trademark Office. As part of NMI, the products were not registered but instead relied on NMI's common law trademark rights. The lack of such registration may impair the ability of the Company to successfully register the trademarks or to prosecute successfully an infringement action against other users of these trademarks. We cannot be sure that our marks do not or will not violate the proprietary rights of others, that our proprietary rights in the marks would be upheld if challenged, or that we would not be prevented from using the marks, any of which could have a material adverse effect on our business and financial condition. In addition, we cannot be sure that we will have the financial resources necessary to enforce or defend our trademarks, which could also have a material adverse effect on our business and financial condition.

     GOVERNMENT REGULATION

     Our critical care products and potential critical care products are, or will be, subject to government regulation. Our current products are regulated as food and medical food by the Food and Drug Administration (the "FDA") and are subject to certain labeling requirements, current good manufacturing practice regulations and certain other regulations designed to ensure the safety of the products.

     Claims we make in labeling and advertising our products are subject to regulation by the FDA, the Federal Trade Commission and various state agencies under their general


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authority to prevent false, misleading and deceptive trade practices.  These regulations involve stringent tracking, testing and documentation standards. Failure to comply with such requirements can result in adverse regulatory action, including injunctions, civil or criminal penalties, product recalls or the relabeling, reformulation or possible termination of certain products.

     Our current and potential products may become subject to further governmental regulation in the future. The burden of such regulation could add materially to the costs and risks of our development and marketing efforts. There can be no assurance that we could obtain the required approvals or comply with new regulations if our products are subject to additional governmental regulation in the future. Our failure to obtain necessary approvals or otherwise comply with government regulations could have a material adverse effect on our business and financial condition.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GALAGEN INC.




Date:  February 5, 1999            By /s/ GREGG A. WALDON
                                     ------------------------------------------
                                      Gregg A. Waldon
                                      Vice President, Chief Financial Officer,
                                      Treasurer and Secretary

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